SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2003

Paper Warehouse, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-23389	41-1612534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7630 Excelsior Boulevard, St. Louis Park, Minnesota	55426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
952-936-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On August 7, 2003, Paper Warehouse, Inc. issued a press release announcing that it has reached a tentative agreement with Party America, a corporation based out of Alameda, California, pursuant to which Party America would buy Paper Warehouse’s 62 corporate stores and its wholly-owned subsidiary, Paper Warehouse Franchising, Inc. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit

99.1	Press Release dated August 7, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPER WAREHOUSE, INC. (Registrant)

Date: August 7, 2003	By:	/s/ Diana G. Purcel

Name: Diana G. Purcel
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 7, 2003.